UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2012

DIGITAL RIVER, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number.)

10380 Bren Road West, Minnetonka, MN 55343
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (952) 253-1234

Not Applicable
(Former name or former address, if changed since last report)

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (e)  On November 1, 2012, Digital River, Inc. (the “Company”) announced that Joel A. Ronning, its Chief Executive Officer, is leaving the company, effective November 1, 2012, to pursue other interests.  Mr. Ronning will continue to serve as a director and Chairman of the Board of Directors of the Company until December 31, 2012 and also will perform transition-related duties and services as requested by the Company, and receive amounts equal to continued base salary payments, until such date.  Pursuant to the terms of his employment agreement with the Company, Mr. Ronning will be entitled to receive the following payment and benefits: a cash payment of $867,576; continued life, medical, dental and disability insurance coverage; accelerated vesting with respect to 214,041 shares of Company common stock subject to Mr. Ronning's currently outstanding restricted stock awards; and with respect to performance share awards granted to Mr. Ronning in fiscal year 2012, issuance of a number of shares of Company common stock following completion of the fiscal year 2012 performance period, based on actual Company performance during such period, as determined pursuant to the terms of such awards.

The Company also announced that Thomas F. Madison, Lead Independent Director of the Company's Board of Directors, was appointed Interim Chief Executive Officer, effective November 1, 2012. In connection with his appointment, Mr. Madison has resigned from the Company’s Audit Committee and Compensation Committee, effective November 1, 2012.

Mr. Madison has been a director of Digital River since 1996.  Since 1993, he has been President and CEO of MLM Partners, a consulting and small business investment company.  He has served as Vice Chairman and CEO of Minnesota Mutual Life Insurance Company, President of US WEST Communications Markets, and President and CEO of Northwestern Bell Telephone Company.  He is currently a director of Rimage Corporation and SpanLink Communications and was previously Chairman of Communications Holdings, Inc., Chairman of AetherWorks, LLC, Chair of Banner Health System, Chair of the Advisory Board for Voiceviewer Technologies, Inc., and a director of CenterPoint Energy, Inc., Valmont Industries, Inc. and Delaware Group of Funds.

The press release issued by the Company announcing Mr. Ronning’s departure and Mr. Madison's appointment to Interim Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Description of Document
99.1	Press Release issued by the Company dated November 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.

		By:	/s/ Stefan B. Schulz
Name: Stefan B. Schulz
Title: Chief Financial Officer
Date:	November 1, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company dated November 1, 2012